    As filed with the Securities and Exchange Commission on October 16, 1998

                                                           Registration No. 333-

       _________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       _________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       _________________________________

                            C-COR ELECTRONICS, INC.
            -------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 Pennsylvania                            24-0811591
           -------------------------                 -------------------
           (STATE OR OTHER JURISDIC-                 (I.R.S. EMPLOYER
           TION OF INCORPORATION OR                  IDENTIFICATION NO.)
           ORGANIZATION)

                60 Decibel Road
          State College, Pennsylvania                       16801
   ----------------------------------------               ----------
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


                            C-COR Electronics, Inc.
                                Incentive Plan
                          --------------------------
                           (FULL TITLE OF THE PLAN)

                                Chris A. Miller
                       Vice President-Finance, Secretary
                                 and Treasurer
                            C-COR Electronics, Inc.
                                60 Decibel Road
                       State College, Pennsylvania 16801
                     -------------------------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (814) 238-2461
          -----------------------------------------------------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                with a copy to:

                           Rhonda R. Cohen, Esquire
                    Ballard Spahr Andrews & Ingersoll, LLP
                        1735 Market Street, 51st Floor
                       Philadelphia, Pennsylvania 19103
                                (215) 665-8500


                        CALCULATION OF REGISTRATION FEE
                        -------------------------------


-----------------------------------------------------------------------------
                                   Proposed      Proposed
Title of                           Maximum       Maximum
Securities        Amount           Offering      Aggregate           Amount of
to be             to be            Price Per     Offering            Registra-
Registered        Registered(1)    Share         Price               tion Fee
------------------------------------------------------------------------------

Common Stock,
par value $.10    1,488,853        $10.3125(2)   $15,353,796.57(2)   $4,529.37
per share         shares


_____________________________________________________________________
    (1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Registrant is increased by stock split, reclassification, stock dividend and similar transactions.

    (2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(c), the price shown is based upon the average of the high and low price of C-COR Electronics, Inc. Common Stock on October 9, 1998, as reported on the NASDAQ National Market System.

  PART I  - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of this Registration Statement will be given or sent to all persons who participate in the C-COR Electronics, Inc. Incentive Plan (the "Plan").

  PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ----------------------------------------

         The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by C-COR Electronics, Inc. (the "Company") (File No. 0-10726) are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the year ended June 26, 1998; (2) the Company's Current Report on Form 8-K filed on July 2, 1998; and (3) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 27, 1982 (as amended by Form 8 filed with the Commission on July 3, 1990).

         Each document filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document.

ITEM 4.  DESCRIPTION OF SECURITIES.
         --------------------------

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         ---------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------------------------------------------

         Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988 permits, and in some cases requires, the indemnification of officers, directors and employees of the Company. Article VII-Section 7-1 of the Company's bylaws provides that the Company shall indemnify any director or officer of the Company against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him, including actions or suits by or in the right of the Company, by reason of the fact that he is or was a director or officer of the Company, its parent or any of its subsidiaries, or acted as a director or officer or in any other capacity on behalf of the Company, its parent or any of its subsidiaries or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         The Board of Directors by resolution may similarly indemnify any person other than a director or officer of the Company to the fullest extent now or hereafter permitted by law for liabilities incurred by him in connection with services rendered by him for or at the request of the Company, its parent or any of its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         ------------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
         ---------

4 Specimen copy of Common Stock certificate (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-8, File No. 2-95959)

5        Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1     Consent of KPMG Peat Marwick, LLP

23.2     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit
         5)

24       Power of Attorney (included on signature page)

99       C-COR Electronics, Inc. Incentive Plan (incorporated by reference to
         Exhibit 10(tt) to the Registrant's 10-K for the fiscal year ended June 26, 1998, File No. O-10726)

ITEM 9.  UNDERTAKINGS.
         -------------

         A.  The Company hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses
(i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania, on October 16, 1998.


                               C-COR ELECTRONICS, INC.



                               By: /s/ David A. Woodle
                                  -------------------------
                                   David A. Woodle
                                   President and Chief
                                   Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, RICHARD E. PERRY and CHRIS A. MILLER and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and be done in connection with the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                           Title                     Date
     ---------                           -----                     ----

/s/ David A. Woodle                President and Chief        October 13, 1998
-------------------------
David A. Woodle                     Executive Officer and
                                    Director
                                    (Principal Executive
                                    Officer)

     Signature                     Title                   Date
     ---------                     -----                   ----


/s/ Richard E. Perry             Chairman            September 14, 1998
-------------------------
Richard E. Perry


/s/ Donald M. Cook, Jr.          Director            September 14, 1998
-------------------------
Donald M. Cook, Jr.


/s/ I.N. Rendall Harper, Jr.     Director            September 14, 1998
----------------------------
I.N. Rendall Harper, Jr.


/s/ Javad K. Hassan              Director            September 14, 1998
-------------------------
Javad K. Hassan

/s/ Anne P. Jones                Director            September 14, 1998
-------------------------
Anne P. Jones


/s/ John J. Omlor                Director            September 14, 1998
-------------------------
John J. Omlor


/s/ Frank Rusinko, Jr.           Director            September 14, 1998
-------------------------
Frank Rusinko, Jr.



/s/ James J. Tietjen             Director            September 14, 1998
-------------------------
James J. Tietjen



/s/ Chris A. Miller           Vice President -       September 14, 1998
-------------------------
Chris A. Miller                Finance, Treasurer
                               and Secretary (Principal
                               Financial Officer)

/s/ Joseph E. Zavacky         Controller and         September 14, 1998
-------------------------
Joseph E. Zavacky              Assistant Secretary
                               (Principal Accounting
                               Officer)

                                 EXHIBIT INDEX


Number                                        Exhibit
------                                        -------

4 Specimen copy of Common Stock certificate (incorporated by reference to Exhibit 4 to the Registrant's registration statement on Form S-8, File No. 2-95959)

5                   Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1                Consent of KPMG Peat Marwick, LLP

23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5)

24                  Power of Attorney (included on signature page)

99 C-COR Electronics, Inc. Incentive Plan (incorporated by reference to Exhibit 10(tt) to the Registrant's 10-K for the fiscal year ended June 26, 1998, File No. O-10726)

                                       7